SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (date of earliest event reported):
April 11, 2002

Chemical Financial Corporation
(Exact Name of Registrant as
Specified in its Charter)

Michigan (State or Other Jurisdiction of Incorporation)	0-8185 (Commission File Number)	38-2022454 (IRS Employer Identification No.)

333 E. Main Street Midland, Michigan (Address of Principal Executive Offices)		48640 (Zip Code)

Registrant's telephone number, including area code: (989) 839-5350

Item 9.          Regulation FD Disclosure

                    Chemical Financial Corporation will hold its annual meeting of shareholders on Monday, April 15, 2002, at 2:00 p.m., Eastern Standard Time at which meeting the shareholders will (1) elect a board of eleven directors; and (2) transact any other business that may properly be brought before the meeting.

                    Chemical is making this meeting accessible to the public by telephone on a listen-only basis. Anyone interested in the meeting may access the meeting on a live basis by dialing (800) 491-1547 and entering access code 192945.

Forward-Looking Statements

Chemical's discussion during this annual meeting may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, expressions such as "anticipates," "believes," "expects," "intends," "plans," "is likely," "will," "projects," "estimates," "should," "forecasts," "predicts," "judgment," "opinion" and "view." These statements are necessarily statements of belief as to the expected outcomes of future events. Actual results could materially differ from those expressed or implied by forward-looking statements. Internal and external factors that might cause such a difference include, but are not limited to, changes in interest rates, changes in laws and regulations, changes in the national and local economies, and changes in customers' abilities to repay loans. Chemical undertakes no obligation to release revisions to these forward-looking statements or reflect events or conditions after the date of the discussion at the special meeting.

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:	April 11, 2002	CHEMICAL FINANCIAL CORPORATION (Registrant)

		By:	/s/Lori A. Gwizdala
Lori A. Gwizdala Its Executive Vice President and Chief Financial Officer